PRESS RELEASE

Clorox Provides Preliminary Second Quarter Financial Information and Fiscal Year Sales Range Update; Announces Goodwill Impairment

OAKLAND, Calif., Jan. 3, 2011 – The Clorox Company (NYSE: CLX) today announced preliminary financial information for its fiscal second quarter, which ended Dec. 31, 2010, and updated its sales outlook for its full fiscal year, which ends June 30, 2011. The company also announced a noncash goodwill impairment charge to adjust the carrying value of the goodwill related to its acquisition of Burt’s Bees to estimated fair value. In addition, the company updated its plans for the timing of share repurchases and the anticipated impact of the timing change on full fiscal year diluted earnings per share (EPS) from continuing operations. Finally, the company provided an estimated after-tax gain on the sale of its Auto Care businesses.

Preliminary Second Quarter Financial Information

For its second fiscal quarter, Clorox anticipates that sales will decline 3 percent to 4 percent versus the prior-year quarter. The company anticipates second quarter diluted EPS from continuing operations, excluding the noncash goodwill impairment charge, in the range of 57 cents to 63 cents. As previously communicated, the company’s second quarter preliminary financial projections continue to reflect the impact of the Venezuela currency devaluation, comparison with strong increases in H1N1-related shipments of disinfecting products in the year-ago quarter, planned higher trade-promotion spending and the impact of a previously announced expansion of a customer product pick up program. In addition to those anticipated impacts, slowing category consumption experienced in the company’s fiscal first quarter continued to impact shipments into the second quarter.

“The economic environment in the second quarter has remained challenging and our categories in the U.S. have remained soft,” said Chairman and CEO Don Knauss. “We continued to invest in demand creation and increased trade spending in the quarter to compete effectively in this marketplace. I’m pleased that our focus on supporting the health of our brands is paying off with increased market shares. As our categories strengthen, which we believe they will in calendar year 2011, we stand to benefit from our recent market-share gains.”

Second Quarter 2011 Diluted EPS Range

	Low	High
EPS – Continuing operations (before goodwill impairment)	$0.57	$0.63
Impact of goodwill impairment(1)	-1.82	-1.78
EPS – Continuing operations	-1.25	-1.15
Auto Care discontinued operations(2)	0.04	0.04
Gain on Auto Care businesses sale(3)	1.22	1.22
EPS – Discontinued operations	1.26	1.26
GAAP EPS – Total company	$0.01	$0.11

(1)See details in section below entitled “Goodwill Impairment”
(2)Represents diluted EPS on the Auto Care businesses results from Oct. 1, 2010, through the date of sale on Nov. 5, 2010
(3)See details in section below entitled “Share Repurchases and Gain on Sale of Auto Care Businesses”

Updates Fiscal Year 2011 Sales Outlook

For the full fiscal year, the company now anticipates sales in the range of flat to 1 percent growth. This sales outlook range includes the impact of soft categories during the first half of the fiscal year and an anticipated higher level of trade spending in the second half of the fiscal year than previously assumed. Clorox will provide a more complete update of its financial outlook for its current fiscal year when it issues its second quarter earnings report in February 2011.

Knauss went on to say, “While second quarter sales results are likely to be a little lower than previously anticipated, as reflected in our updated full year sales outlook, we believe our categories are stabilizing, giving us momentum into the second half of the year, and we should benefit from our recent market share gains. We have a solid new-product pipeline, enabling further growth across a number of categories, and we anticipate improved performance in the second half of the year, including topline growth in the range of 2 percent to 4 percent. Further, the impact of the prior-year Venezuela devaluation and unusually strong year-ago H1N1-related sales will be behind us.”

Goodwill Impairment

In its fiscal second quarter, the company will record an estimated after-tax, noncash goodwill impairment charge of $250 million to $255 million or about $1.78 to $1.82 diluted EPS related to its Burt’s Bees business. There will be no tax benefit associated with this noncash charge. The second quarter goodwill impairment charge is based on the company’s current best estimate, which is subject to further adjustment as the company finalizes its goodwill impairment analysis in the third quarter.

“The Burt’s Bees business remains a very solid contributor to Clorox’s results, with sales growth and profit margins above the company average,” said Chief Financial Officer Dan Heinrich. “However, the impacts of the continuing global economic recession and projected slower sales growth ramp-up in new international markets have caused us to moderate the growth rate assumptions we are now using in valuing the business. Despite the impairment, Burt’s Bees remains the fastest growing business unit in the company, with double-digit fiscal-year-to-date sales growth, and our revised estimates continue to project low double-digit sales growth for this business over the next several years.”

Knauss added, “As the U.S. market leader in natural personal care by a sizeable percentage, Burt’s Bees remains solidly in line with the consumer trends of sustainability and health and wellness. The brand and its products enjoy strong retailer support and have considerable domestic and international appeal. We are fully committed to investing in this business to drive growth and build share.”

Share Repurchases and Gain on Sale of Auto Care Businesses

Clorox continues to anticipate repurchasing between 12 million and 13 million shares of its common stock during fiscal year 2011. Of this amount, the company has repurchased approximately 2.1 million shares of its common stock at an average share price of $63.07. The company anticipates resuming repurchases after its next quarterly earnings announcement in February 2011. Due to the change in the timing of share repurchases, the company’s outlook for fiscal year diluted EPS from continuing operations is reduced by about 5 cents from previous estimates.

On Nov. 5, 2010, the company completed the sale of its global Auto Care businesses, and has included the financial results of the businesses through the date of sale in discontinued operations. In its fiscal second quarter, the company anticipates recording an after-tax gain on the sale of about $171 million. Including the $60 million deferred tax benefit from the sale recognized in the company’s fiscal first quarter, the total after-tax gain on the sale of the Auto Care businesses is anticipated to be about $231 million, which will be reflected in discontinued operations.

The after-tax gain on sale of the Auto Care businesses is being reflected in earnings from discontinued operations as follows:

			Total
			Fiscal
	Quarter Ended		Year
	09/30/10	12/31/10	Impact
Deferred tax benefit, in millions	$60	$--	$60
Net gain on sale, in millions, after tax	--	171	171
	$60	$171	$231
Fully diluted EPS impact	$0.43	$1.22

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.2 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. Nearly 90 percent of Clorox Company brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal year 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended June 30, 2010, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; increases in energy costs; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and other restructuring plans; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole-source or single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including, but not limited to, chlorine; the success of the company’s strategies; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology, procure to pay and other key services by third parties; risks relating to acquisitions, mergers and divestitures, including the company’s ability to achieve the updated strategic and financial benefits from the Burt’s Bees® acquisition or the company’s ability to successfully implement changes resulting from divestitures, including the sale of the global Auto Care businesses, and the costs associated therewith; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers, and the need to refine controls to adjust for accounting, financial reporting and other organizational changes or business conditions; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation, including class action litigation; risks related to maintaining and updating the company’s information systems, including potential disruptions, costs and the ability of the company to implement adequate information systems in order to support the current business and to support the company’s potential growth; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; competitive actions; risks related to customer concentration; customer-specific ordering patterns and trends; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s, suppliers’ or customers’ operations; changes in the company’s tax rate; continuing unfavorable worldwide general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation or deflation, and the financial condition of the company’s customers, suppliers and service providers; foreign currency exchange rate and interest rate fluctuations; unfavorable political conditions in international markets and risks relating to international operations; the impact of the volatility of the debt markets on the company’s cost of borrowing and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to execute on share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; the need for any unanticipated restructuring or asset-impairment charges; risks arising from declines in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com

Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor relations

Li-Mei Johnson 510-271-3396, li-mei.johnson@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com